UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
BIOSITE INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21873 (Commission File Number)	33-0288606 (IRS Employer Identification No.)
9975 Summers Ridge Road
San Diego, California 92121
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (858) 805-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 5.01. Changes in Control of Registrant.
     On June 26, 2007, Inverness Medical Innovations, Inc. (“Inverness”) and its wholly-owned subsidiary, Inca Acquisition, Inc. (“Purchaser”), announced that the initial offer period of the tender offer by Purchaser (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Biosite Incorporated (the “Company”) for $92.50 per Share in cash, net to the seller, expired at 12:00 midnight, New York City time, on Monday, June 25, 2007 (the end of the day on Monday). Inverness has advised the Company that, as of the expiration of the Offer, 16,051,933 Shares representing approximately 89.2% of the Company’s outstanding Shares were validly tendered and not withdrawn, including 2,338,138 Shares representing approximately 13.0% of the Company’s outstanding Shares which were tendered by notice of guaranteed delivery. The tendered Shares, together with the 750,000 shares that Inverness currently owns, represent approximately 93.4% of the Company’s outstanding Shares. All Shares that were validly tendered and not withdrawn have been accepted for payment by Purchaser in accordance with the terms of the Offer.
     On June 26, 2007, Inverness issued a press release announcing the results of the Offer and that Purchaser has commenced a subsequent offering period for all remaining untendered Shares expiring at 12:00 midnight, New York City time, on Thursday, June 28, 2007 (the end of the day on Thursday), unless further extended. During the subsequent offering period, holders of Shares who did not previously tender their Shares into the Offer may do so and will receive the same $92.50 per Share cash consideration paid during the initial offer period. The procedures for accepting the Offer and tendering Shares during the subsequent offering period are the same as those described for the Offer in the Offer to Purchase by Purchaser except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) Shares tendered during the subsequent offering period may not be withdrawn.
     The Offer was made in accordance with, and the acceptances were made pursuant to, the terms of the Agreement and Plan of Merger, dated as of May 17, 2007, by and among Inverness, Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides that after the purchase of Shares pursuant to the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will be merged with and into the Company (the “Merger”). As a result of the Merger, the Company will continue as the surviving corporation and will become a wholly-owned subsidiary of Inverness. At the effective time of the Merger, each Share then outstanding (other than Shares held by (i) the Company, Inverness and Purchaser or any other wholly-owned subsidiary of Inverness which shall cease to exist with no consideration to be paid therefor and (ii) the Company’s stockholders who have preserved appraisal rights with respect to such Shares in accordance with Section 262 of the DGCL) shall be converted into the right to receive $92.50 per Share in cash, net to the seller.
     The Offer and the Merger are not contingent upon Purchaser and Inverness establishing any financing arrangements or otherwise subject to any financing condition. Inverness represented in the Merger Agreement that it had available sufficient funds to enable Purchaser to acquire all of the outstanding Shares pursuant to the Offer, to consummate the Merger and to fulfill its obligations under the Merger Agreement. On June 5, 2007, Inverness entered into a commitment letter (the “Commitment Letter”) to provide $1.25 billion of financing for the Offer and the Merger. Under the Commitment Letter, General Electric Capital Corporation and UBS Loan Finance LLC committed to provide financing not in excess of $1.05 billion in the form of a first lien senior secured credit facility consisting of a $900 million term loan and a $150 million revolving credit facility and General Electric Capital Corporation and UBS Loan Finance LLC committed to provide financing not in excess of $200 million in the form of a second lien senior secured term loan facility.
     Pursuant to the Merger Agreement, if requested by Inverness, following the acceptance for payment by Purchaser of any Shares tendered pursuant to the Offer (the “Acceptance Time”), the Company agreed to, subject to applicable legal requirements, take all actions necessary to cause persons designated by Inverness to become directors of the Company so that the total number of such persons equals that number of directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Company’s board of directors (the “Board”); by (ii) the percentage that the number of Shares purchased by Purchaser pursuant to the Offer bears to the total number of Shares outstanding at the Acceptance Time. The Company agreed to use its reasonable efforts to secure the resignation of directors or to increase the size of the Board (or both) to the extent necessary to permit Inverness’ designees to be elected to the Board in accordance with the foregoing; provided, however, that prior to the Merger, the Board shall always have at least two Continuing Directors. “Continuing Director” means any member of the Board, while such person is a member of the Board, who is not an affiliate, representative or designee of Inverness or Purchaser and was a member of the Board prior to the date of the Merger Agreement, and any successor of a Continuing Director while such successor is a member of the Board, who is not an affiliate, representative or designee of Inverness or Purchaser and was recommended or elected to succeed such Continuing Director by a majority of Continuing Directors.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission by the Company on May 18, 2007 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 26, 2007, in accordance with the provisions of the Merger Agreement referred to in Item 5.01 above, each of Timothy J. Wollaeger, Anthony DeMaria, M.D., Howard E. Greene, Jr. and Lonnie M. Smith (collectively, the “Resigning Directors”), submitted a resignation from the Board and from any committees of the Board. Such resignations were effective upon the acceptance of the resignations by the Board, as described in Item 5.02 (d) below.
(d) On June 26, 2007, at a special meeting of the Board, the Board adopted resolutions accepting the resignations of the Resigning Directors and appointing each of John Yonkin, Jon Russell, Paul Hempel and Ellen Chiniara as directors of the Company to fill the vacancies created by such resignations, effective immediately. Such persons were designated for appointment as directors of the Company by Inverness in accordance with the provisions of the Merger Agreement referred to in Item 5.01 above. Each of such persons is a director and/or executive officer of Inverness and/or Purchaser. Information about the four directors designated for appointment by Inverness was previously furnished to the Company by Inverness and is set forth in Annex I of the Offer to Purchase filed by Purchaser with the Securities and Exchange Commission on May 29, 2007, as subsequently amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 17, 2007, by and among Inverness Medical Innovations, Inc., Biosite Incorporated and Inca Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to Biosite Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biosite Incorporated
Dated: June 27, 2007	By:	/s/ David B. Berger
David B. Berger
Vice President, Legal Affairs